UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2013

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 4, 2013, Equinix, Inc. (the “Company”) completed the redemption of $750,000,000 principal amount, plus accrued interest, of its outstanding 8.125% Secured Notes due 2018 (the “Notes”) pursuant to the redemption provisions of such Notes.

The Notes were redeemed using net proceeds from the Company’s offering of $500 million aggregate principal amount of 4.875% senior notes due 2020 and $1,000 million aggregate principal amount of 5.375% senior notes due 2023 which was consummated on March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: April 5, 2013	By:	/s/ Keith D. Taylor Keith D. Taylor Chief Financial Officer